Exhibit 4.2

KINIKSA PHARMACEUTICALS, LTD.
SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”), is made as of February 9, 2018, by and among Kiniksa Pharmaceuticals, Ltd., a Bermuda exempted company (the “Company”), each of the investors listed on Schedule A hereto (the “Investors”), each of the Founders (as defined below), and any additional Investor that becomes a party to this Agreement in accordance with Subsection 6.9 hereof.

RECITALS

WHEREAS, the Company and certain of the Investors (the “Prior Investors”) previously entered into an Amended and Restated Investors’ Rights Agreement, dated March 8, 2017 (the “Prior Agreement”), in connection with the purchase of Series B Preferred Shares of the Company, par value US $0.0001 per share (“Series B Preferred Shares”);

WHEREAS, the Prior Investors and the Company desire to induce certain other Investors to purchase Series C Preferred Shares of the Company, par value US $0.0001 per share (“Series C Preferred Shares”), pursuant to the Series C Preferred Shares Purchase Agreement dated as of the date hereof by and among the Company and the Investors (the “Purchase Agreement”) by amending and restating the Prior Agreement to provide the Investors with the rights and privileges as set forth herein.

NOW, THEREFORE, the Company and the Investors, including the Prior Investors, each hereby agree to amend and restate the Prior Agreement in its entirety as set forth herein, and the parties hereto further agree as follows:

1.                                      Definitions.  For purposes of this Agreement:

1.1                               “Affiliate” means, with respect to any specified Person, (i) any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, member, managing member, officer or director of such Person or any professional investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person and (ii) such Person’s Immediate Family Members or a trust for the benefit of such Person or one or more of such Person’s Immediate Family Members.

1.2                               “Class A Common Shares” means the Company’s Class A common shares, par value US $0.0001 per share.

1.3                               “Class A’ Common Shares” means the Company’s Class A’ common shares, par value US $0.0001 per share.

1.4                               “Class B Common Shares” means the Company’s Class B common shares, par value US $0.0001 per share.

1.5                               “Class B’ Common Shares” means the Company’s Class B’ common shares, par value US$0.0001 per share.

1.6                               “Common Shares” means, collectively, common shares in the Company’s authorized share capital, including, without limitation, Class A Common Shares, Class A’ Common Shares, Class B Common Shares and Class B’ Common Shares.

1.7                               “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.8                               “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Class A Common Shares, including options and warrants, as well as Class A’ Common Shares, Class B Common Shares, Class B’ Common Shares and Preferred Shares.

1.9                               “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.10                        “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a share option, share purchase, or similar plan, (ii) a registration relating to an SEC Rule 145 transaction, (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or (iv) a registration in which the only Common Shares being registered are Common Shares issuable upon conversion of debt securities that are also being registered.

1.11                        “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC, or any equivalent form for foreign filers, such as Form F-1.

1.12                        “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC, or any equivalent form for foreign filers, such as Form F-3.

1.13                        “Founders” means each of those shareholders listed on Schedule B hereto; provided that if any such shareholder is no longer providing services to the Company or any of its subsidiaries as an officer, director, employee or consultant, such shareholder shall no longer be a Founder and Schedule B shall be updated, without requiring the consent of any party hereto, to reflect the removal of such shareholder.

1.14                        “GAAP” means generally accepted accounting principles in the United States.

1.15                        “Holder” means any Investor that holds Registrable Securities who is a party to this Agreement.

1.16                        “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.

1.17                        “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.18                        “IPO” means the Company’s first underwritten public offering of its Common Shares under the Securities Act.

1.19                        “Key Employee” means any executive-level employee (including, division director and vice president-level positions) as well as any employee who, either alone or in concert with others, develops, invents, programs, or designs any Company Intellectual Property (as defined in the Purchase Agreement).

1.20                        “Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds at least 1,700,000 shares of Registrable Securities on an as-converted basis (as adjusted for any share split, share dividend, combination, or other recapitalization or reclassification effected after the date hereof) (provided that any Investor that ceases to hold at least 1,700,000 such shares solely as a result of the exercise of the drag-along right of the Selling Investors (as defined in the Voting Agreement (as defined below)) on less than all of the shares held by such Investor, shall continue to be a Major Investor for the purposes of this Agreement).

1.21                        “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.22                        “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.23                        “Preferred Director” means any director of the Company that the holders of record of the Preferred Shares are entitled to elect pursuant to the Restated Bye-Laws.

1.24                        “Preferred Shares” means, collectively, the Series A Preferred Shares of the Company, par value US $0.0001 per share, the Series B Preferred Shares and the Series C Preferred Shares.

1.25                        “Registrable Securities” means (i) any Class A Common Shares issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company (including any Derivative Securities) held by the Investors on the date hereof or acquired by the Investors after the date hereof, and (ii) any Common Shares issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i) above; excluding in all cases, however, (x) any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 6.1, and excluding, for purposes of Section 2, any shares for which registration rights have terminated pursuant to Subsection 2.13 of this Agreement and (y) any Common Shares (including only those actually issued and outstanding) held by the Investors immediately prior to the Series C Original Issue Date (as defined in the Restated Bye-Laws).

1.26                        “Registrable Securities then outstanding” means the number of shares determined by adding the number of issued and outstanding Class A Common Shares that are Registrable Securities and the number of Class A Common Shares issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities (without respect to any period of notice that may be required to be given by the Investor to exercise or convert such securities).

1.27                        “Restricted Securities” means the securities of the Company required to be notated with the legend set forth in Subsection 2.12(b) hereof.

1.28                        “Restated Bye-Laws” means the Company’s Amended and Restated Bye-Laws, as amended and/or restated from time to time.

1.29                        “SEC” means the Securities and Exchange Commission.

1.30                        “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.31                        “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.32                        “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.33                        “Selling Expenses” means all underwriting discounts, selling commissions, and share transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6.

2.                                      Registration Rights.  The Company covenants and agrees as follows:

2.1             Demand Registration.

(a)                                 Form S-1 Demand.  If at any time after the earlier of (i) three years after the date of this Agreement or (ii) 180 days after the effective date of the registration statement for the IPO, the Company receives a request from Holders of at least a majority of the Registrable Securities then outstanding, on an as-converted into Class A Common Shares basis, that the Company file a Form S-1 registration statement with an anticipated aggregate offering price of not less than $10 million, then the Company shall (x) within 10 days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders, and (y) as soon as practicable, and in any event within 60 days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within 10 days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3.

(b)                                 Form S-3 Demand; Affiliate Holder Registration.  If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least 25% of the Registrable Securities then outstanding on an as-converted into Class A Common Shares basis that the Company file a Form S-3 registration statement with respect to issued and outstanding Registrable Securities of such Holders having an anticipated aggregate offering price of not less than $5 million, then the Company shall (i) within 10 days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders and (ii) as soon as practicable, and in any event within 20 days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within 10 days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3.  Notwithstanding the foregoing obligations, on the day the Company becomes eligible to use a Form S-3 registration statement (or the next business days thereafter if such day is not a business day), the Company shall, without obligation of any Demand Notice being provided by a Holder, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities held by any Holders who at the time would be considered an “affiliate” of the Company under SEC Rule 144 (“Affiliate Holders”).

(c)                                  Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Subsection 2.1 and/or the Affiliate Holders who are otherwise entitled to a registration under Subsection 2.1(b) a certificate signed by the Company’s chief executive officer stating that, in the good faith judgment of the Company’s Board of Directors, it would be materially detrimental to the Company and its shareholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company, (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than 90 days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any 12-month period; and provided further that the Company shall not register any securities for its own account or that of any other shareholder during such 90-day period other than an Excluded Registration.

(d)                                 The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a)(i) during the period that is 45 days before the Company’s good faith estimate of the date of filing of, and ending on a date that is 180 days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective, (ii) after the Company has effected two registrations pursuant to Subsection 2.1(a), or (iii) if the Initiating Holders propose to dispose of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 2.1(b).  The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b): (i) during the period that is 30 days before the Company’s good faith estimate of the date of filing of, and ending on a date that is 90 days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective, or (ii) if the Company has effected two registrations pursuant to Subsection 2.1(b) within the 12-month period immediately preceding the date of such request.  A registration shall not be counted as “effected” for purposes of this Subsection 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC and all Registrable Securities requested to be registered have been so registered, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor and forfeit their right to one demand registration statement pursuant to Subsection 2.6; provided, however, that if the request to withdraw such registration is made as a result of a material adverse change of the Company, such withdrawn registration statement shall not be counted as “effected” for purposes of this Subsection 2.1(d).

2.2             Company Registration.  If the Company proposes to register (including, for this purpose, a registration effected by the Company for shareholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration.  Upon the request of each Holder given within 10 days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration.  The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.

2.3             Underwriting Requirements.

(a)                                 If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice.  The underwriter(s) will be selected by the Initiating Holders, subject only to the reasonable approval of the Company.  In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall, together with the Company as provided in Subsection 2.4(e), enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting.  Notwithstanding any other provision of this Subsection 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned  by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.  To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

(b)                                 In connection with any offering involving an underwriting of the Company’s share capital pursuant to Subsection 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company.  If the total number of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering.  If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders.  To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.  Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below 25% of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other shareholder’s securities are included in such offering.  For purposes of the provision in this Subsection 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, shareholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

2.4             Obligations of the Company.  Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)                                 prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to 120 days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Shares (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)                                 prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)                                  furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)                                 use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)                                  in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)                                   use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)                                  provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)                                 promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)                                     notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)                                    after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5             Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6             Expenses of Registration.  All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $50,000, of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Subsections 2.1(a) or 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Subsections 2.1(a) or 2.1(b).  All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7             Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8             Indemnification.  If any Registrable Securities are included in a registration statement under this Section 2:

(a)                 To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and shareholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)                                 To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)                                  Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof.  The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one  separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action.  The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action.  The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8.

(d)                                 To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)                                  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)                                   Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9             Reports Under Exchange Act.  With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a)                                 make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b)                                 use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)                                  furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies), and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10                        Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that (i) would allow such holder or prospective holder to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included, or (ii) would allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to any additional Investor who becomes a party to this Agreement in accordance with Subsection 6.9 with respect to the registration rights afforded hereunder.

2.11                        Lock-Up Agreement.  If requested by the managing underwriter in connection with the IPO, each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of any portion of its share capital and ending on the date specified by the Company and the managing underwriter (such period not to exceed 180 days): (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any Class A Common Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Class A

Common Shares held immediately before the effective date of the registration statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or other securities, in cash, or otherwise.  The foregoing provisions of this Subsection 2.11 shall not apply to: (x) any Class A Common Shares purchased by a Holder in the subject offering or at any time subsequent to the subject offering, (y) the sale of any shares to an underwriter pursuant to an underwriting agreement, or (z) the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions and the Company obtains a similar agreement from all shareholders individually owning more than 1% of the Company’s issued and outstanding Common Shares (after giving effect to conversion into Common Shares of all issued and outstanding Preferred Shares).  The underwriters in connection with such registration are intended third-party beneficiaries of this Subsection 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.11 or that are necessary to give further effect thereto.  Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

2.12                        Restrictions on Transfer.

(a)                                 The Preferred Shares, the Common Shares and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act.  A transferring Holder will cause any proposed purchaser, pledgee, or transferee of Preferred Shares, Common Shares and/or Registrable Securities held by such Holder, as applicable, to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b)                                 Each certificate, instrument, or book entry representing an Investor’s (i) Preferred Shares, (ii) Common Shares, (iii) Registrable Securities and (iv) any other securities issued in respect of the securities referenced in clauses (i), (ii) and (iii), upon any share split, share dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.12(c)) be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  SUCH SHARES MAY NOT BE SOLD,

PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The holders of such Restricted Securities consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.12.

(c)                                  The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2.  Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the holder thereof shall give notice to the Company of such holder’s intention to effect such sale, pledge, or transfer.  Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act, (ii) a “no action” letter from the SEC to the effect that the proposed  sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the holder to the Company.  The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144, or (y) in any transaction in which such holder distributes Restricted Securities to an Affiliate of such holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Subsection 2.12.  Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Subsection 2.12(b), except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.13                        Termination of Registration Rights.  The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsections 2.1 or 2.2 shall terminate upon (a) the closing of a Deemed Liquidation Event, as such term is defined in the Restated Bye-Laws; or (b) such time as SEC Rule 144 would permit sale of all of such Holder’s shares without restriction.

3.                                      Information Rights.

3.1             Delivery of Financial Statements.  The Company shall deliver to each Major Investor:

(a)                                 as soon as practicable, but in any event within 180 days after the end of each fiscal year of the Company (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) a statement of shareholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants of recognized standing selected by the Company;

(b)                                 as soon as practicable, but in any event within 40 days after the end of each quarter of each fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of shareholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments, and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(c)                                  as soon as practicable, but in any event within 40 days after the end of each of the first three quarters of each fiscal year of the Company, a statement showing the number of shares of each class and series of the Company’s share capital and securities convertible into or exercisable for shares in the Company’s share capital outstanding at the end of the period, the Common Shares issuable upon conversion or exercise of any issued and outstanding securities convertible or exercisable for Common Shares and the exchange ratio or exercise price applicable thereto, and the number of issued share options and share options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Major Investors to calculate their respective percentage equity ownership in the Company, and certified by the chief financial officer or chief executive officer of the Company as being true, complete and correct;

(d)                                 as soon as practicable, but in any event within 45 days of the end of each year, the tax information required of the Investors under United States tax law related to the Company’s foreign residence, including, but not limited to, the Company’s status for United States federal income tax purposes as a “passive foreign investment company.”

(e)                                  as soon as practicable, but in any event 7 days before the end of each fiscal year, a budget for the next fiscal year (collectively, the “Budget”), presented to the Board of Directors, including balance sheets, income statements, and statements of cash flow and, promptly after prepared, any other budgets or revised budgets prepared by the Company; and

(f)                                   such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Major Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Subsection 3.1 to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company) or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Subsection 3.1 to the contrary, the Company may cease providing the information set forth in this Subsection 3.1 during the period starting with the date 30 days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Subsection 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2                               Inspection.  The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Subsection 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3                               Termination of Information.  The covenants set forth in Subsection 3.1 and Subsection 3.2 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Restated Bye-laws, whichever event occurs first.

3.4                               Confidentiality.  Each Investor agrees that such Investor will keep confidential and will not disclose or divulge any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 3.4 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Subsection 3.4, (iii) to any

Affiliate, partner, limited partner, member, shareholder, or wholly owned subsidiary of such Investor or its Affiliates in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information, or (iv) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

4.                                      Rights to Future Share Issuances.

4.1            Right of First Offer.  Subject to the terms and conditions of this Subsection 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Holder and each Founder.  Each Holder and each Founder shall be entitled to apportion the right of first offer hereby granted to it, in such proportions as it deems appropriate, among (i) itself, (ii) its Affiliates and (iii) its beneficial interest holders, such as limited partners, members, or any other Person having “beneficial ownership,” as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of such Holder (“Investor Beneficial Owners”); provided that each such Affiliate or Investor Beneficial Owner agrees to enter into this Agreement and each of the Voting Agreement and Second Amended and Restated Right of First Refusal and Co-Sale Agreement of even date herewith among the Company, the Investors and the other parties named therein, as an “Investor” under each such agreement.

(a)                                 The Company shall give notice (the “Offer Notice”) to each Holder and Founder, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)                                 By notification to the Company within 10 days after the Offer Notice is given, each Holder and Founder may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities (without duplication for any Holder that is also a Founder) which equals the proportion that the Class A Common Shares then held by such Holder or Founder (including all Class A Common Shares then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Shares and any other Derivative Securities then held by such Holder or Founder) bears to the total Class A Common Shares of the Company then issued and outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Shares and other Derivative Securities (directly or indirectly) into Class A Common Shares).  At the expiration of such 10-day period, the Company shall promptly notify each Holder that has elected to purchase or acquire all the shares available to it (each, a “Fully Exercising Holder”) and each Founder that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Founder”) of any other Holder’s or Founder’s, as the case may be, failure to do likewise.  During the 10-day period commencing after the Company has given such notice, each Fully Exercising Holder and Fully Exercising Founder may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Holders or Founders were entitled to subscribe but that were not subscribed for by the Holders or Founders which is equal to the proportion that the Class A Common Shares issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Shares and any other Derivative Securities then held, by such Fully Exercising Holder or Fully Exercising Founder bears to the Class A Common Shares issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Shares and any other Derivative Securities then held, by all Fully Exercising Holders and/or Fully Exercising Founders who wish to purchase such unsubscribed shares.  The closing of any sale pursuant to this Subsection 4.1(b) shall occur within the later of 90 days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Subsection 4.1(c).

(c)                                  If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Subsection 4.1(b), the Company may, during the 90-day period following the expiration of the periods provided in Subsection 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice.

(d)                                 The right of first offer in this Subsection 4.1 shall not be applicable to: (i) Exempted Securities (as defined in the Restated Bye-Laws); (ii) any Common Shares issued in the IPO; and (iii) any Preferred Shares issued pursuant to the Purchase Agreement.

4.2            Termination.  The covenants set forth in Subsection 4.1 and Subsection 4.2 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, or (ii) upon a Deemed Liquidation Event, as such term is defined in the Restated Bye-Laws, whichever event occurs first.

5.                                      Additional Covenants.

5.1            Insurance.  The Company shall use commercially reasonable efforts to maintain from financially sound and reputable insurers Directors and Officers liability insurance in an amount and on terms and conditions satisfactory to the Board of Directors until such time as the Board of Directors determines that such insurance should be discontinued.

5.2            Employee Agreements and Share Vesting.  The Company will cause (a) each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement, and (b) each Founder to enter into (i) a one-year noncompetition and non-solicitation agreement, substantially in the form approved by the Board of Directors, and (ii) a non-disclosure and proprietary rights assignment.  In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, either of the above-referenced agreements or any restricted share agreement between the Company and any employee, without the unanimous consent of the Preferred Directors.  Unless otherwise approved by the Board of Directors, all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares is the Company’s authorized share capital after the date hereof shall be required to execute restricted shares or option agreements, as applicable, providing for (x) vesting of shares over a four-year period, with the first 25% of such shares vesting following 12 months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following 36 months, and (y) a lock-up agreement provision substantially similar to that in Subsection 2.11.  In addition, unless otherwise approved by the Board of Directors, the Company shall retain a “right of first refusal” on employee transfers until the Company’s IPO and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted shares.

5.3            Matters Requiring Investor Director Approval.  So long as the holders of Preferred Shares are entitled to elect one or more Preferred Directors, the Company hereby covenants and agrees with each of the Investors that it shall not, and shall procure that its subsidiaries shall not, without approval of the Board of Directors, which approval must include the affirmative vote of all of the Preferred Directors then serving as directors:

(a)                                 make any loan or advance to, or own any shares or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

(b)                                 make any loan or advance to any Person, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee shares or option plan approved by the Board of Directors;

(c)                                  guarantee, directly or indirectly, any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

(d)                                 make any investment inconsistent with any investment policy approved by the Board of Directors;

(e)                                  incur any aggregate indebtedness in excess of $750,000 that is not already included in a budget approved by the Board of Directors, other than trade credit incurred in the ordinary course of business;

(f)                                   otherwise enter into or be a party to any transaction with any director, officer, or employee of the Company or its subsidiaries or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person, except for (i) transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company’s and/or its subsidiaries’ business and upon fair and reasonable terms that are approved by a majority of the Board of Directors and (ii) transactions contemplated by the Purchase Agreement;

(g)                                  change the compensation of the Chief Executive Officer of the Company, including approving any option grants or share awards;

(h)                                 change the principal business of the Company or any subsidiary, enter new lines of business, or exit the current line of business;

(i)                                     sell, assign, license, pledge, or encumber material technology or intellectual property, other than licenses granted in the ordinary course of business;

(j)                                    enter into any in-license, asset transfer, merger or acquisition or similar corporate strategic relationship involving Company or subsidiary assets greater than $1,500,000; or

(k)                                 increase the size of the board of directors of the Subsidiary (as defined below).

5.4            Board Matters.  Unless otherwise determined by the vote of a majority of the directors then in office, the Board of Directors shall meet at least quarterly in accordance with an agreed-upon schedule.  The Company shall reimburse the nonemployee directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors. At each annual or special meeting of shareholders of the Company’s wholly owned subsidiary, Kiniksa Pharmaceuticals Corp. (the “Subsidiary”), at which an election of directors is held, or pursuant to any written consent of the shareholders of the Subsidiary, the Company shall cause at least two Preferred Directors designated from time to time pursuant to Section 1.2 of that certain Second Amended and Restated Voting Agreement, dated as of the date hereof, by and among the Company and the other parties thereto (as may be amended and/or restated from time to time, the “Voting Agreement”) as members of the Board of Directors of the Company to be elected to the board of directors of the Subsidiary.

5.5            Successor Indemnification.  If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Restated Bye-Laws or elsewhere, as the case may be.

5.6            Indemnification Matters.  The Company shall enter into indemnification agreements with each Preferred Director (the “Indemnitees”).  The Company hereby acknowledges that such directors and affiliated funds may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their affiliates (collectively, the “Fund Indemnitors”), and hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Indemnitee are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Indemnitee are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Indemnitee to the extent legally permitted and as required by the Restated Bye-Laws (or any agreement between the Company and such Indemnitee), without regard to any rights such Indemnitee may have against the Fund Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.  The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Indemnitee with respect to any claim for which such Indemnitee has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnitee against the Company.

5.7                                           Right to Conduct Activities.  The Company hereby agrees and acknowledges that Baker Bros. Life Sciences, L.P. (together with its Affiliates, “Baker Bros.”), HH RSV-XVII Holdings Limited (together with its Affiliates, “Hillhouse”), Venrock Healthcare Capital Partners II, L.P. (together with its Affiliates, “Venrock”), Sofinnova Venture Partners X, L.P. (together with its Affiliates, “Sofinnova”) and Deerfield Special Sitautions Fund, L.P. (together with its Affiliates, “Deerfield”) are professional investment funds, and as such invest in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently proposed to be conducted).  The Company hereby agrees that, to the extent permitted under applicable law, Baker Bros., Hillhouse, Venrock, Sofinnova and Deerfield shall not be liable to the Company for any claim arising out of, or based upon, (a) the investment by Baker Bros., Hillhouse, Venrock, Sofinnova or Deerfield in any entity competitive with the Company, or (b) actions taken by any partner, officer or other representative of Baker Bros., Hillhouse, Venrock, Sofinnova or Deerfield to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (i) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (ii) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

5.8                                           No Publicity. The parties will not, without the prior written consent of the relevant Investor, use in advertising, publicity, marketing communications regarding any Company financing (whether oral or written) or other public communication or filing, the “Baker Brothers”, “Hillhouse”, “高瓴”, “Gaoling” names or, to its knowledge, the name of any partner, employee, Affiliate and/or controlling person thereof, nor any of their Affiliates and/or controlling persons, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, or contraction thereof owned by such Investor, except that the Company may make any such disclosure if, upon the advice of counsel, there is no alternative to such disclosure because it is required by applicable law or regulation and the relevant Investors are notified in advance and given reasonable opportunity to minimize such disclosure.  In addition, the Company may respond to inquiries about any public disclosure that was required by law or regulation, by confirming the accuracy of such disclosure.

Notwithstanding the foregoing, the Company may disclose the name of the Investors in connection with the provision of any details regarding the agreements executed by the Company and the Investors to any of its executive officers, directors, accountants, counsel and financial advisors, with a need to know such information, provided that such recipient agrees to abide by the foregoing confidentiality obligations.

5.9                                           Termination of Covenants.  The covenants set forth in this Section 5, except for Subsections 5.5 and 5.9, shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO or (ii) upon a Deemed Liquidation Event, as such term is defined in the Restated Bye-Laws, whichever event occurs first.

6.                                      Miscellaneous.

6.1            Successors and Assigns.  The rights under this Agreement may be assigned (but only with all related obligations) by a Holder or Founder to a transferee of Registrable Securities or other Common Shares that (a) is an Affiliate of such Holder or Founder, as the case may be, (b) is such Holder’s or Founder’s Immediate Family Member or trust for the benefit of an individual Holder or Founder or one or more of such Holder’s or Founder’s Immediate Family Members, or (c) after such transfer, holds at least 10,000 shares of Registrable Securities (subject to appropriate adjustment for share splits, share dividends, combinations, and other recapitalizations); provided, however, that (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities or other Common Shares with respect to which such rights are being transferred, and (ii) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.11.  For the purposes of determining the number of Registrable Securities or Common Shares held by a transferee, the holdings of a transferee (x) that is an Affiliate or shareholder of a Holder or Founder, (y) who is a Holder’s Immediate Family Member, or (z) that is a trust for the benefit of an individual Holder or Founder or such Holder’s or Founder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder or Founder, as the case may be; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement.  The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2            Governing Law.  This Agreement shall be governed by the internal law of the State of Delaware.

6.3            Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4            Titles and Subtitles.  The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5            Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified, (b) when sent, if sent by  electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their addresses as set forth on Schedule A or Schedule B (as applicable) hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 6.5. Notwithstanding the foregoing, any communications to HH RSV-XVII Holdings Limited shall be sent to Hillhouse Capital Management, Suite 1606, One Exchange Square, 8 Connaught Place, Central, Hong Kong with an email copy to legal@hillhousecap.com. If notice is given to the Company, a copy shall also be sent to Latham & Watkins LLP, 200 Clarendon Street, 27th Floor, Boston, MA 02116, Attention: Johan Brigham.

6.6            Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; provided that the Company may in its sole discretion waive compliance with Subsection 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection 2.12(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party.  Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Holder without the written consent of such Holder, unless such amendment, termination, or waiver applies to all Holders in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction).  Further, this Agreement may not be amended, and no provision hereof may be waived, in each case, in any way which would adversely affect the rights of the Founders hereunder in a manner disproportionately to any adverse effect such amendment or waiver would have on the rights of the Investors hereunder, without also the written consent of the holders of a majority of the Common Shares held by the Founders who are then providing services to the Company or any of its subsidiaries as officers, directors, employees or consultants. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver.  Any amendment, termination, or waiver effected in accordance with this Subsection 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto.  No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.7            Severability.  In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8            Aggregation of Shares.  All Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

6.9            Additional Investors.  Notwithstanding anything to the contrary contained herein, if the Company issues additional Preferred Shares in compliance with the limitations set forth in the Restated Bye-Laws after the date hereof, whether pursuant to the Purchase Agreement or otherwise, any purchaser of such Preferred Shares may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder.  No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

6.10     Entire Agreement; Effect on Prior Agreement.  This Agreement (including any Schedules) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.  Upon the execution and delivery of this Agreement by the Company and the other parties required to amend the Prior Agreement pursuant to its terms, the Prior Agreement automatically shall terminate and be of no further force and effect and shall be amended and restated in its entirety as set forth in this Agreement.

6.11     Dispute Resolution.  The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York  for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of New York or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR

THE SUBJECT MATTER HEREOF OR THEREOF.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS.  EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6.12     Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.13     Acknowledgment.  The Company acknowledges that the Investors are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company.  Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company; provided, however, that the foregoing shall not relieve (i) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (ii) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

KINIKSA PHARMACEUTICALS, LTD.

By:	/s/ Sanj K. Patel
Name:	Sanj K. Patel
Title:	Chief Executive Officer

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

667, L.P.

BY:         BAKER BROS. ADVISORS LP, management company and investment adviser to 667, L.P., pursuant to authority granted to it by Baker Biotech Capital, L.P., general partner to 667, L.P., and not as the general partner.

By:	/s/ Scott Lessing
Scott Lessing
President

BAKER BROTHERS LIFE SCIENCES, L.P.

By:         BAKER BROS. ADVISORS LP,
management company and investment adviser to Baker Brothers Life Sciences, L.P., pursuant to authority granted to it by Baker Brothers Life Sciences Capital, L.P., general partner to Baker Brothers Life Sciences, L.P., and not as the general partner.

By:	/s/ Scott Lessing
Scott Lessing
President

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

MERIDIAN SMALL CAP GROWTH FUND

By: its Investment Adviser
ArrowMark Partners

By:	/s/ David Corkins
Name:	David Corkins
Title:	Managing Member

ARROWMARK FUNDAMENTAL OPPORTUNITY FUND, L.P.

By: its General Partner
ArrowMark Partners GP, LLC

By:	/s/ David Corkins
Name:	David Corkins
Title:	Managing Member

LOOKFAR INVESTMENTS LLC

By:	/s/ David Corkins
Name:	David Corkins
Title:	Managing Member

IRON HORSE INVESTMENTS LLC

By: its Investment Adviser
ArrowMark Partners

By:	/s/ David Corkins
Name:	David Corkins
Title:	Managing Member

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THB IRON ROSE LLC

By: its Investment Adviser
ArrowMark Partners

By:	/s/ David Corkins
Name:	David Corkins
Title:	Managing Member

THB IRON ROSE LLC, LIFE SCIENCE PORTFOLIO

By: its Investment Adviser
ArrowMark Partners

By:	/s/ David Corkins
Name:	David Corkins
Title:	Managing Member

/s/ Tony Yao
Tony Yao

MERIDIAN GROWTH FUND

By: its Investment Adviser
ArrowMark Partners

By:	/s/ David Corkins
Name:	David Corkins
Title:	Managing Member

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

EEJ, LLC

By:	/s/ Edward F. Keely
Name:	Edward F. Keely
Title:	Manager

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

HH RSV-XVII HOLDINGS LIMITED

By:	/s/ Colm O’Connell
Name:	Colm O’Connell
Title:	Authorized signatory

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

MOSSROCK CAPITAL, LLC

By:	/s/ Thomas Malley
Name:	Thomas Malley
Title:	President

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

NEW DIRECTION IRA, INC. FBO ROBERT DESNICK ROTH IRA

By:	/s/ Robert Desnick
Name:	Robert Desnick
Title:	Principal

Address:	170 E. 93rd St.
New York, NY 10128

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

VENROCK HEALTHCARE CAPITAL PARTNERS II, L.P
BY: VHCP MANAGEMENT II, LLC
ITS: GENERAL PARTNER

By:	/s/ David L. Stepp
Name:	David L. Stepp
Title:	Authorized Signature

Address:

3340 Hillview Avenue
Palo Alto, CA 94304

VHCP CO-INVESTMENT HOLDINGS II, LLC
BY: VHCP MANAGEMENT II, LLC
ITS: MANAGER

By:	/s/ David L. Stepp
Name:	David L. Stepp
Title:	Authorized Signature

Address:

3340 Hillview Avenue
Palo Alto, CA 94304

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

STURM FAMILY CAPITAL, LLLP

By:	/s/ Donald L. Sturm
Name:	Donald L. Sturm, Managing Partner
Title:

Address:
3033 E. 1st Avenue, Suite 300
Denver, CO 80206

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

BOXER CAPITAL LLC

By:	/s/ Aaron Davis
Name:	Aaron Davis
Title:	CEO

Address:

11682 El Camino Real, Suite 320
San Diego, CA, 92130

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

FORESITE CAPITAL FUND IV, L.P.
By: FORESITE CAPITAL MANAGEMENT IV, LLC
Its: GENERAL PARTNER

By:	/s/ Dennis D. Ryan
Name:	Dennis D. Ryan
Title:	Chief Financial Officer

Address:

600 Montgomery Street, Suite 4500
San Francisco, CA 94111

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

CORMORANT PRIVATE HEALTHCARE FUND I, L.P.

By:	/s/ Bihua Chen
Name:	Bihua Chen
Title:	Managing Member of the GP

Address:

200 Clarendon Street, 52nd Floor
Boston, MA 02116

CORMORANT GLOBAL HEALTHCARE MASTER FUND, LP

By:	/s/ Bihua Chen
Name:	Bihua Chen
Title:	Managing Member of the GP

Address:

200 Clarendon Street, 52nd Floor
Boston, MA 02116

CRMA SPV, L.P.

By:	/s/ Bihua Chen
Name:	Bihua Chen
Title:	CEO/CIO of Cormorant Asset Management LLC
Its: Attorney-In-Fact

Address:

PO Box 309
Ugland House
Grand Cayman
KY1-1104 Cayman Islands

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

SOFINNOVA VENTURE PARTNERS X, L.P.
By: SOFINNOVA MANAGEMENT X, L.L.C.
Its: GENERAL PARTNER

By:	/s/ Anand Mehra
Name:	Anand Mehra
Title:	Managing Member

Address:

3000 Sand Hill Road, Bldg. 4, Suite 250
Menlo Park, CA 94025

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

DEERFIELD SPECIAL SITUATIONS FUND, L.P.
BY: DEERFIELD MGMT, L.P., GENERAL PARTNER
BY: J.E. FLYNN CAPITAL, LLC, GENERAL PARTNER

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

Address:

780 Third Avenue
New York, NY 10017

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

/s/ Stephen Frank Mahoney
Stephen Frank Mahoney

Address:

[xxxx]

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

/s/ Sanj J. Patel
Sanj K. Patel

Address:

[xxxx]

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

/s/ Thomas Beetham
Thomas W. Beetham

Address:

[xxxx]

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

/s/ Christopher Heberlig
Christopher Heberlig

Address:

[xxxx]

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

/s/ Carsten Boess
Carsten Boess

Address:

[xxxx]

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

/s/ Rasmus Holm-Jorgensen
Rasmus Holm-Jorgensen

Address:

[xxxx]

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

/s/ Aaron Isadore Young
Aaron Isadore Young

Address:

[xxxx]

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SCHEDULE A

Investors

667, L.P.
667 Madison Avenue, 21st Floor
New York, New York 10065

Baker Brothers Life Sciences, L.P.
667 Madison Avenue, 21st Floor
New York, New York 10065

New Direction IRA, Inc.
FBO Robert Desnick Roth IRA
1070 W. Century Drive Suite 101
Louisville, CO 80027

Sanj K. Patel
[xxxx]

Stephen Frank Mahoney
[xxxx]

Thomas W. Beetham
[xxxx]

Christopher Heberlig
[xxxx]

Carsten Boess
[xxxx]

Rasmus Holm-Jorgensen
[xxxx]

Gregory Alex Grabowski
[xxxx]

Aaron Isadore Young
[xxxx]

Eben P. Tessari
[xxxx]

Meridian Small Cap Growth Fund
100 Fillmore Street, Suite 325
Denver, CO 80206

Arrowpoint Fundamental Opportunity Fund, L.P.
100 Fillmore Street, Suite 325
Denver, CO 80206

Lookfar Investments LLC
100 Fillmore Street, Suite 325
Denver, CO 80206

Iron Horse Investments LLC
100 Fillmore Street, Suite 325
Denver, CO 80206

THB Iron Rose LLC
100 Fillmore Street, Suite 325
Denver, CO 80206

THB Iron Rose LLC, Life Science Portfolio
100 Fillmore Street, Suite 325
Denver, CO 80206

Tony Yao
[xxxx]

EEJ, LLC
3033 E. 1st Avenue, Suite 415
Denver, CO 80206

HH RSV-XVII Holdings Limited
Hillhouse Capital Management, Suite 1606
One Exchange Square
8 Connaught Place
Central, Hong Kong

Mossrock Capital, LLC
19 Martin Lane
Englewood CO 80113

Edward Schuchman, Ph.D, as Trustee for the
Desnick / Herzig 2012 GST Trust UAD 10/23/12
[xxxx]

Venrock Healthcare Capital Partners II, L.P
3340 Hillview Avenue
Palo Alto, CA 94304

VHCP Co-Investment Holdings II, LLC
3340 Hillview Avenue
Palo Alto, CA 94304

Sturm Family Capital, LLLP
3033 E. 1st Avenue, Suite 300
Denver, CO 80206

Boxer Capital LLC
Attn: Christopher Fuglesang
11682 El Camino Real, Suite 320
San Diego, CA, 92130

Foresite Capital Fund IV, L.P.
600 Montgomery Street, Suite 4500
San Francisco, CA 94111

Cormorant Private Healthcare Fund I, L.P.
200 Clarendon Street, 52nd Floor
Boston, MA 02116

Cormorant Global Healthcare Master Fund, LP
200 Clarendon Street, 52nd Floor
Boston, MA 02116

CRMA SPV, L.P.
PO Box 309
Ugland House
Grand Cayman
KY1-1104 Cayman Islands

Soffinova Venture Partners X, L.P.
3000 Sand Hill Road, Bldg. 4, Suite 250
Menlo Park, CA 94025

Deerfield Special Situations Fund, L.P.
780 Third Avenue
New York, NY 10017

SCHEDULE B

Founders

Name and Address

Sanj K. Patel
[xxxx]

Sanjiv K. Patel, as Trustee
for the Manisha S. Patel
2016 Irrevocable Trust
[xxxx]

Stephen Frank Mahoney
[xxxx]

Krisha S. Mahoney as Trustee
for the Stephen F. Mahoney
2016 Irrevocable Trust
[xxxx]

Thomas W. Beetham
[xxxx]

Christopher Heberlig
[xxxx]

Carsten Boess
[xxxx]

Rasmus Holm-Jorgensen
[xxxx]

Gregory Alex Grabowski
[xxxx]

Aaron Isadore Young
[xxxx]

Eben P. Tessari
[xxxx]

Jennifer Lynne Mason
[xxxx]

Mickenzie Elizabeth Gallagher
[xxxx]